CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMP Incorporated:

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 14, 1997 included or incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements, Registration Nos. 33-22676, 33-55318, 33-65048, 33-54277, 333-06767
and 333-16107.


Philadelphia, PA
   March 27, 1997                           /s/   Arthur Andersen LLP